Exhibit 23.1

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Nos. 333-137439, 333-83492, 333-000366, 333-01420, 333-23669, 333-59643, 333-83667, 333-83689, 333-34912, 333-58530, 333-84612, 333-104021 and 333-113885) on Form S-8 of RF Monolithics, Inc. of our report dated March 10, 2006, relating to our audit of the financial statements of Cirronet, Inc. as of and for the years ended December 31, 2005 and 2004 included in this report on Form 8-K/A.

/s/ TAUBER & BALSER, P.C.

Atlanta, Georgia
November 14, 2006